Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        The Thermo Opportunity Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No filing fee due
[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or Item
     22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing party:

          ----------------------------------------------------------------------
     4)   Date filed:

          ----------------------------------------------------------------------

The
Thermo
Opportunity
Fund, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE THERMO OPPORTUNITY FUND, INC.

     The undersigned hereby appoints Gregory E. Ratte', Francis S. Branin, Jr. and Tina D. Hosking and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of The Thermo Opportunity Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund scheduled to be held April 11, 2000 at the offices of Brundage, Story and Rose, L.L.C., One Broadway, New York, New York 10004, or at any adjournment thereof (the "Meeting").

     The Board of Directors recommends a FOR vote on the liquidation and dissolution of the Fund, on the election of two Directors and on the ratification of the selection of Arthur Andersen LLP. Please mark an X in one box under each item.

1. PROPOSAL to approve the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund.

     [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN


2.   ELECTION of two (2) Directors  [ ]  FOR the nominees listed below

                                    [ ]  WITHHOLD AUTHORITY to vote for the
                                         nominees listed below.

            Gregory E. Ratte'       [ ]  WITHHOLD AUTHORITY to vote
                                         for this nominee.

            Francis S. Branin, Jr.  [ ]  WITHHOLD AUTHORITY to vote
                                         for this nominee.

3. PROPOSAL to ratify the selection of ARTHUR ANDERSEN LLP as independent auditors for the current fiscal year of the Fund.

     [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN


     In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the Meeting. This PROXY when executed will be voted in the manner directed by the undersigned STOCKHOLDER(S).

     IF NO DIRECTION IS MADE REGARDING PROPOSALS 1 OR 3, THIS PROXY CONFERS
              DISCRETIONARY AUTHORITY TO VOTE FOR THOSE PROPOSALS.
     IF YOU DO NOT WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IN PROPOSAL 2,
                   THIS PROXY WILL BE VOTED FOR THAT NOMINEE.
                     All former proxies are hereby revoked.


                                        DATED:                      , 2000
                                              ---------------------


                                        ----------------------------------------
                                               (Signature of Stockholder)


                                        ----------------------------------------
                                               (Signature of Stockholder)

                                        (Please sign exactly as your name or names appear opposite. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)

                                                               February 22, 2000

Dear Fellow Stockholder:

     The directors and officers of The Thermo Opportunity Fund, Inc. join me in extending to you a cordial invitation to attend the annual meeting of our stockholders. This meeting will be held at 11:00 a.m. on, April 11, 2000, at the offices of Brundage, Story and Rose, L.L.C., One Broadway, New York, New York 10004.

     The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, PLEASE MARK, SIGN, AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR VOTES ON THE BUSINESS MATTERS OF THE MEETING WILL BE RECORDED.

     We hope that you will attend this meeting. Regardless of the number of shares you own, or whether or not you plan to attend the meeting, we urge you to return your proxy promptly in the postage prepaid envelope provided.

     We look forward to seeing you on April 11.


                                        Sincerely,

                                        /s/ Gregory E. Ratte'

                                        Gregory E. Ratte'
                                        Chairman

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On April 11, 2000

     The Annual Meeting of Stockholders (the "Meeting") of THE THERMO OPPORTUNITY FUND, INC. (the "Fund") will be held at the offices of Brundage, Story and Rose, L.L.C., One Broadway, New York, New York 10004 on April 11, 2000 at 11.00 a.m. for the following purposes:

     1. To approve the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund (PROPOSAL NO. 1).

     2.   To elect two Directors (PROPOSAL NO. 2);

     3. To ratify the selection of Arthur Andersen LLP as independent auditors for the current fiscal year (PROPOSAL NO. 3); and

     4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The stock transfer books will not be closed but in lieu thereof, the Board of Directors of the Fund has fixed the close of business on February 14, 2000 as the record date for the determination of Stockholders of the Fund entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

                                        By Order of the Board of Directors

                                        /s/ Tina D. Hosking

                                        Tina D. Hosking, Secretary

February 22, 2000

     Stockholders of the fund are invited to attend the meeting in person. If you do not expect to attend the meeting, please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the united states.

     In order to avoid the additional expense of further solicitation, we ask that you mail your proxy promptly.

     The board of directors of the fund recommends that you cast your vote

     o IN FAVOR of the liquidation and dissolution of the fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund.

     o IN FAVOR of the nominees for the Board of Directors listed in the Proxy Statement, and

     o FOR the ratification of the selection of Arthur Andersen LLP as independent auditors for the current fiscal year.

                             Your vote is important.
                     Please return your proxy card promptly
                       No matter how many shares you own.

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 11, 2000

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of THE THERMO OPPORTUNITY FUND, INC. (the "Fund") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Fund to be held at the offices of Brundage, Story and Rose, L.L.C. (the "Adviser"), One Broadway, New York, New York 10004, on April 11, 2000 at 11:00 a.m. and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy to be voted at the Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of any of the proposals. Conversely, they will vote against any such adjournment any proxies which instruct them to vote against all proposals. The address of the principal executive office of the Fund is One Broadway, New York, New York 10004.

     The enclosed Proxy and this Proxy Statement are first being sent to Stockholders on or about February 22, 2000.

     Proposal No. 1 must be approved by a majority of the outstanding shares of the Fund. Proposal No. 2 must be approved by a plurality of the shares voting. Proposal No. 3 must be approved by a simple majority of shares voting. A majority of the outstanding shares of the Fund must be present in person or by proxy to have a quorum to conduct business for the Fund at the Meeting.

         The Fund will pay the costs of solicitation, including the printing and mailing of the proxy materials. Certain officers, directors and regular and temporary employees of the Fund, the Adviser and The Fifth Third Bank (the "Transfer Agent") (none of whom will receive special compensation therefor) may solicit proxies in person or by telephone, facsimile, telegraph or mail. The Fund will reimburse brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation material to the beneficial owners of shares held of record by such persons.

     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Abstentions do not constitute votes "for" or "against" a matter and will be disregarded in determining the "votes cast" on the issue. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions. IF NO DIRECTION IS MADE REGARDING PROPOSALS 1 OR 3, THE PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE FOR THOSE PROPOSALS. IF YOU DO NOT WITHHOLD AUTHORITY TO

VOTE FOR ANY NOMINEE IN PROPOSAL 2, THE PROXY WILL BE VOTED FOR THAT NOMINEE. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the address indicated above or by voting in person at the Meeting.

     The Board knows of no business other than that specifically mentioned in the Notice of Meeting which will be presented for consideration at the Meeting. If any other matters are properly presented, the persons named as proxies in the enclosed proxy will be permitted to vote thereon in accordance with their best judgment.

     The Board has fixed the close of business on February 14, 2000 as the record date (the "Record Date") for the determination of Stockholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment thereof. Stockholders of the Fund on that date will be entitled to one vote on each matter to be voted on for each share held, with no cumulative voting rights.

     As of the Record Date, the Fund had outstanding 1,710,716.670 shares of common stock, $.001 par value. As of such date, to the knowledge of the Fund, no person beneficially owned more than 5% of the Fund's outstanding shares.

     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT, DATED NOVEMBER 30, 1999, TO YOU UPON REQUEST. SEND REQUESTS FOR THE ANNUAL REPORT TO THE THERMO OPPORTUNITY FUND, 312 WALNUT STREET, 21ST FLOOR, CINCINNATI, OHIO 45202 OR CALL, TOLL FREE, 1-888-254-6872.

                                 PROPOSAL NO. 1
                       TO LIQUIDATE AND DISSOLVE THE FUND

     The Fund proposes to liquidate its assets, distribute such assets to shareholders and dissolve pursuant to the provisions of the Plan of Liquidation and Dissolution (the "Plan") as approved by the Board on November 4, 1999 and ratified and confirmed by the Board on January 31, 2000. The Board has determined that an orderly liquidation of the Fund's assets is advisable and has directed that the matter be submitted for consideration by the Stockholders of the Fund. The Plan provides for the complete liquidation of the assets of the Fund and distribution of the Fund's assets to its Stockholders. If the Plan is approved by the requisite Stockholder vote, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its Stockholders.

     If the Plan is not approved by the requisite Stockholder vote, the Board intends to consider the options available to best serve the interests of the Fund's shareholders.

REASONS FOR THE LIQUIDATION

     The Fund is a closed-end management investment company, the investment objective of which is to seek long-term capital appreciation by investing primarily in securities issued by direct and indirect subsidiaries of the Thermo Electron Corporation ("Thermo Electron"). The Fund also may invest in securities issued by companies not affiliated with Thermo Electron, which companies either engage in the same or related industries as Thermo Electron or one or more of its subsidiaries, or practice a spin-out strategy similar to that practiced by Thermo Electron. While the Fund has invested in securities issued by companies not affiliated with Thermo Electron, the Fund has always invested primarily in direct and indirect subsidiaries of Thermo Electron.

     In the summer of 1998, Thermo Electron announced its intention to restructure its operations and take a large number of its publicly-held subsidiaries private. As Thermo Electron continues to restructure and reduce the number of its publicly-held subsidiaries, the Fund has had increasingly limited investment opportunities. The Board has followed this restructuring closely and issued a press release on April 20, 1999 detailing the Fund's options, which included changing the investment objective of the Fund, merging the Fund into another investment company, converting the Fund to an open-end mutual fund or liquidating the Fund and distributing the Fund's assets to its Stockholders. At the Board's regularly scheduled meeting on October 25, 1999, the Adviser informed the Board that due to Thermo Electron's announced intention to take its publicly-held subsidiaries private, and because of mergers between other Thermo Electron subsidiaries, the Adviser expected that there would soon be only six publicly-held Thermo Electron subsidiaries. The Adviser informed the Board that it was the Adviser's belief that by mid-2000 the Fund would no longer be able to implement its investment strategy and achieve its investment objective. The Board was also apprised of the Fund's unsuccessful efforts to find a suitable investment company merger partner. Following a lengthy discussion among the Directors, and in light of the Board's prior attention to and consideration of these developments, the Board determined that the liquidation and dissolution of the Fund and the distribution of the Fund's assets to its Stockholders would be in the best interests of the Fund's Stockholders and agreed to recommend that Stockholders vote to approve such liquidation of the Fund, distribution of the Fund's assets to its Stockholders and dissolution of the Fund. On November 4, 1999, at a special meeting of the Board of Directors, the Board, including the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")), adopted a Plan of Liquidation and Dissolution (the "Plan") and directed that the Plan be submitted to the Fund's Stockholders for consideration. A copy of the Plan is attached hereto as Exhibit A. On January 31, 2000, Thermo Electron dramatically expanded its restructuring, announcing that it will take private or sell all of its remaining subsidiaries but one, Thermo Fibertek, which will be spun off directly to Thermo Electron shareholders. These developments have made it impossible to effectively manage the Fund along its stated investment criteria. At its regularly scheduled January 31, 2000 meeting, the Board ratified and confirmed its earlier decision to recommend the liquidation and dissolution of the Fund and the distribution of the Fund's assets to Stockholders.

     In addition to the elimination of the Fund's primary pool of potential investments, the Board noted that the Fund's shares have traded at a discount to net asset value. The shares of closed-end investment companies often trade in the marketplace at a discount to their net asset value (the "discount"). Accordingly, the market price paid for the Fund's shares generally has been less than the underlying value of the Fund's portfolio. Since the Fund's inception in August 1996, the Fund's Board of Directors has spent considerable time reviewing the performance of the Fund, and has considered ways to increase shareholder value and address the discount. Beginning in July 1998, the Board began to explore various options, such as a tender offer to repurchase shares from shareholders, the repurchase of Fund shares on the open market, the conversion of the Fund into an open-end fund and the merger of the Fund into another investment company. A tender offer was considered but was not undertaken due to the considerable expense of the legal and filing requirements associated with a tender offer. The Board did not recommend to Fund Stockholders that they approve the conversion of the Fund into an open-end mutual fund because the Fund would then not have been able to achieve its investment objective. The Board explored the possibility of merging the Fund with another investment company but was unable to find a suitable partner for merger. The Board, after careful consideration, and at a meeting of the Board of Directors on April 20, 1999, authorized the repurchase of up to 25% of the Fund's stock on the open market. The Adviser noted that it had no immediate intention to engage in such a repurchase program, but believed that it might be a useful tool in attempts to reduce the discount. This action was announced in a press release issued April 20, 1999. Since the Fund's inception, the discount of the Fund's shares has varied between a discount of 31.30% and a premium of 5.78%. In calendar year 1999, the discount ranged from a high of 12.27% to a low of 31.17%.

     If a majority of the Stockholders' vote to approve the Plan, the Fund's assets will be liquidated at market prices and on such terms and conditions, in light of the circumstances, as the Adviser determines to be reasonable and in the best interests of the Stockholders. The Plan calls for the Fund's assets to be liquidated and distributed in a timely and efficient manner in order to realize maximum shareholder value. The Plan does not specify a date for completion of the liquidation and distribution; the Fund's Board of Directors, rather, authorizes the Adviser to use its best judgment, with due regard to maximizing shareholder value, as to the exact timing of the liquidation. This will allow the Stockholders to capture the discount to net asset value at which the Fund has traded, and yet also provide the flexibility to take advantage of the ongoing reorganization at Thermo Electron to possibly enhance the Fund's net asset value as much as possible during this liquidation process. Stockholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation. After Articles of Dissolution for the Fund have been filed and accepted in Maryland, the Fund's state of organization, the Adviser will make the final distribution.

     Under Maryland law and pursuant to the Fund's Articles of Incorporation and By-Laws, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon is needed to approve the liquidation of the Fund. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Board will adjourn the meeting in order to solicit additional votes in favor of the Plan. Meanwhile, the Board currently intends to continue the Fund as a closed-end fund.

SUMMARY OF PLAN OF LIQUIDATIONS AND DISSOLUTION

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

     Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company. The Plan will become effective at such time as the Fund's Adviser deems appropriate (the "Effective Date"), after the Stockholders holding a majority of the shares of the Fund have voted to approve the Plan at a shareholder meeting called to vote on the Plan. At present, the Adviser expects the Effective Date to be as soon as practicable after Stockholder approval of the Plan for the orderly liquidation of the Fund's assets. Upon the Effective Date, the Fund (i) will cease to invest its assets in accordance with its investment objectives and, to the extent necessary, will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents,
(ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, and (iii) will file Articles of Dissolution with the State of Maryland and dissolve in accordance with the terms of the Plan. (Plan, Sections 1-2, 5, 8 and 13).

     Closing of Books and Restriction on Transfer of Shares. The proportionate interests of Stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the American Stock Exchange. (Plan, Section 3)

     Liquidation Distributions. Stockholders of record on the Effective Date will be entitled to receive their proportionate interest in the Fund's liquidation distributions. The distribution of virtually all of the Fund's assets may be made in two cash payments. The first payment is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the Effective Date, and (b) contingent liabilities as the Board shall reasonably deem may exist against the assets of the Fund on the Fund's books. The second payment will be made after acceptance of the Fund's Articles of Dissolution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the first distribution and any other miscellaneous income to the Fund. The second payment will result in complete cancellation of all the outstanding shares of capital stock of the Fund.

     Each Stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the Stockholder's proportionate interest in the net assets of the Fund. Each Stockholder holding stock certificates of the Fund will receive liquidating distributions equal to the Stockholder's proportionate interest in the net assets of the Fund and a confirmation showing such Stockholder's proportionate interest in the net assets of the Fund with an advice that such Stockholder will be paid the Stockholder's proportionate interest in the first distribution and upon return of its stock certificates, the Stockholder's proportionate interest in the second distribution. All Stockholders will receive information concerning the sources of the liquidating distribution. (Plan, Section 7).

     Any unclaimed assets will be held in trust for remaining Stockholders for a period of three years, as required by Maryland law, at which time such unclaimed assets may be distributed to the remaining Stockholders who have proved their interest. After this distribution, the interest of Stockholders who have not proved their interest will be forever barred and foreclosed. Any assets remaining unclaimed 60 days after such distribution shall escheat to the State of Maryland.

     Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund. (Plan, Section 10).

     Continued Operation of the Fund. The Plan provides that the Board has the authority to modify or amend the Plan at any time without Stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its Stockholders. If any amendment or modification appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund's Stockholders, such amendment or modification will be submitted to the Fund's Stockholders for approval. In addition, the Board may abandon the Plan, with Stockholder approval, at any time prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its Stockholders. (Plan, Sections 11 and 12).

THE DISTRIBUTIONS

     At present, the dates on which the Fund will be liquidated and on which the Fund will pay liquidation distributions to its Stockholders have not yet been determined by the Adviser, which has been authorized by the Board to use its best judgment in the setting of such date, with all due regard given to maximizing shareholder value. If, however, the Plan is adopted by the Stockholders, it is the Board's current intention to liquidate and dissolve the Fund as soon as reasonable and practicable. The Fund's net asset value on February 14, 2000 was $12.59. At such date, the Fund had 1,616 Stockholders. The amounts to be distributed to Stockholders of the Fund upon liquidation will be the Fund's net asset value reduced by the expenses of the Fund in connection with the liquidation and portfolio transaction costs.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain United States federal income tax consequences of the Plan to United States Stockholders. Stockholders should consult their own tax advisers regarding the application of current United States federal income tax law to their particular situations and with respect to state, local and foreign tax consequences of the Plan.

     Prior to the final distributions, the Fund expects to make a distribution of ordinary income and capital gain dividends earned during the short tax year commencing December 1, 1999.

     If the Plan is approved, Stockholders can expect to receive final distributions in two expected cash payments. The first payment is expected to consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during the final short tax year commencing December 1, 1999, and ending as soon as practicable after the second payment is made, (ii) an ordinary income dividend to the extent of the Fund's undistributed dividend income and short-term net capital gains earned to date, and (iii) substantially all the remaining proceeds of the portfolio securities sold by the Fund. The second payment is expected to consist of any remaining proceeds of the portfolio securities sold by the Fund, as well as an ordinary income dividend to the extent of any income that the Fund might have earned since the first payment was made. The composition of the actual payments may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Within 60 days after the close of the Fund's final short tax year, the Fund will notify Stockholders as to the portion of the first final payment that constitutes a capital gain dividend and that which constitutes an ordinary income dividend (as well as any amount qualifying for a credit or deduction against foreign taxes paid by the Fund).

     A capital gain dividend or an ordinary income dividend  described in (i) or
(ii), above will be treated as capital gain or ordinary income, as designated. As well, Stockholders may, with respect to the distributions described in (i) or
(ii) above, be adversely affected by the Fund's present realization of gain or loss when it sells portfolio securities in the liquidation and the effect of such realization on holding periods applicable to the Fund.

     The final payment of the remaining proceeds of the portfolio securities sold by the Fund, described above, will be treated for federal income tax purposes as full payment in exchange for the Stockholder's shares. Accordingly, a Stockholder who is a United States resident or citizen will recognize gain to the extent that this payment exceeds the Stockholder's basis in such shares; if the amount received is less than his or her basis, the Stockholder will realize a loss. The Stockholder's gain or loss will be a capital gain or capital loss if such shares are held as capital assets. The deduction of capital loss is subject to limitations.

     Corporate Stockholders should note that all income, including capital gains, is currently taxable to them at the same rates under the Internal Revenue Code (the "Code"). Accordingly, all income recognized by a corporate Stockholder in connection with the liquidation of the Fund, regardless of its character as capital gains or ordinary income, is subject to tax at the same federal income tax rates. The deduction of capital loss is subject to limitations.

     Under certain provisions of the Code, some Stockholders may be subject to a 31% withholding tax on the liquidating distribution ("backup withholding"). Generally, Stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number.

     Foreign Stockholders (including non-resident alien individuals and foreign corporations) not engaged in U.S. trade or business would generally not be subject to U.S. federal income tax on any capital gain dividends or payments of remaining proceeds treated as payment for shares, as described above. However, ordinary income distributions from the Fund, as described in (ii) above, would generally be subject to a withholding tax of 30% or a lower treaty rate.

IMPACT OF THE PLAN

     On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for de-registration under the 1940 Act. It is expected that the Securities and Exchange Commission will issue an order approving the de-registration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its de-registration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. (Plan, Sections 1, 2, 9 and 11).

     Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and intends to comply with the 1940 Act.

PROCEDURE FOR DISSOLUTION UNDER MARYLAND LAW

     After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Articles of Incorporation and Bylaws, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon such Articles of Dissolution becoming effective, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and performing all other acts required to liquidate and wind up its business and affairs, but not for the purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund. (Plan, Sections 2 and 13).

APPRAISAL RIGHTS

     Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan. (Plan, Section 14).

VOTING INFORMATION

     Approval of the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund. IF YOU DO NOT VOTE ON THIS ISSUE, THE ACCOMPANYING PROXY CONFERS DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR APPROVAL OF THE PLAN.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION.

                                 PROPOSAL NO. 2
                             TO ELECT TWO DIRECTORS

     The Fund's Board is divided into three classes of Directors, each class serving for three years. The term of one class expires each year and no term shall continue for more than three years after the applicable election. This type of classification may prevent replacement of a majority of the Directors for up to a two-year period. The forgoing is subject to the provisions of the 1940 Act, Maryland law and the Bylaws of the Fund.

     It is the intention of the persons named in the accompanying form of Proxy to nominate and to vote such Proxy for the election of the persons named below, or if such person shall be unable to serve, to vote for the election of such other person or persons as shall be determined by the persons named in the Proxy in accordance with their judgment. If a substitute nominee must be selected, that nominee will not necessarily be an "interested person" as are the nominees listed below. The Fund, however, has no reason to believe that it will be necessary to designate a substitute nominee.

     The following schedule sets forth certain information regarding each Director and nominee, including incumbent Directors whose current terms do not expire in 2000. All nominees have consented to being named in this Proxy Statement and have agreed to serve if elected.

     Except as indicated, each individual has held the office shown or other offices in the same company for the last five years.

     All Directors and officers as a group owned directly or beneficially less than 1% of the Fund's outstanding shares as of the Record Date.

                   INFORMATION REGARDING NOMINEES FOR ELECTION

                                      Principal Occupations                             Shares of the Fund
                                      During Past Five Years and             Director   Beneficially Owned
 Name and Address of Director         Public Directorships           Age     Since      as of Record Date
 ----------------------------         --------------------           ---     -----      -----------------
 *Gregory E. Ratte'                   Principal of Brundage,         38      1996       7,400
  Brundage, Story and Rose            Story and Rose, L.L.C.
  One Broadway                        (the "Adviser").
  New York, New York 10004

 *Francis S. Branin, Jr.              Principal of the Adviser;      52       1996        300
  Brundage, Story and Rose            Vice President and a Trustee
  One Broadway                        of Brundage, Story and Rose
  New York, New York 10004            Investment Trust (an open-end
                                      registered investment company).

*Messrs. Ratte' and Branin, as principals of the Adviser, are "interested persons" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. No remuneration is paid by the Fund to Messrs. Ratte' and Branin.

VOTING INFORMATION

     Election of the Nominees requires the affirmative vote of the holders of at least a plurality of a quorum of the outstanding shares of capital stock of the Fund. IF YOU DO NOT WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MR. RATTE' AND MR. BRANIN AS DIRECTORS OF THE FUND.

                                 OTHER DIRECTORS

         The other Directors of the Fund whose terms will not expire in 2000 are listed below.

                                      Principal Occupations                             Shares of the Fund
                                      During Past Five Years                 Director   Beneficially Owned
Name and Address of Director          and Public Directorships       Age     Since      as of Record Date
----------------------------          ------------------------       ---     -----      -----------------
Blair M. Brewster                     President of Electromark,      45      1996       3,000
297 Henry Street                      a manufacturing company, and
Brooklyn, New York 11201              a director of Electromark AG,
                                      an internet and E-commerce
                                      company; a director of
                                      Labels on, a manufacturing
                                      company; a partner of
                                      Brewster Vineyards, a real
                                      estate company; managing
                                      partner of the Guild, a real
                                      estate company.

Henson L. Jones, Jr.                  General Partner of Telecam     61      1996       4,500
744 Santa Barbara Road                Partners, a real estate
Berkeley, California 94707            development company; a
                                      director of Mountain
                                      Hardware, an outdoor
                                      equipment manufacturer.

Hollis S. McLoughlin                  Managing Director of Heron     49      1996         500
5454 Wisconsin Avenue                 Gustafson & Company, LLC,
Suite 1510                            a financial advisory company;
Chevy Chase, Maryland 20815           an officer and director of
                                      Hardware Corporation of
                                      America, Inc; a partner of
                                      TFMW, a real estate company.
                                      Prior to June 1998, he was
                                      an officer of Darby Overseas
                                      Investment, Ltd., an
                                      emerging markets investment
                                      company; an officer and
                                      director of Darby Emerging
                                      Markets Fund, L.D.C.

     Directors who are not interested persons of the Fund or the Adviser are compensated by the Fund and are reimbursed for out-of-pocket expenses. Such Directors receive a retainer of $5,000 annually plus a fee of $500 for one or more meetings of the Board (or a committee thereof) attended on a single day. The Board held five meetings during the fiscal year ended November 30, 1999.

     The Fund has a standing Audit Committee which makes recommendations to the Board concerning the selection of the Fund's independent auditors, reviews with such auditors the scope and results of the annual audit and considers any comments which the auditors may have regarding the Fund's financial statements or books of account. The Audit Committee consists of Messrs. Brewster, Jones and McLoughlin. Two meetings of the Audit Committee were held during the fiscal year ended November 30, 2000.

     During the fiscal period ended November 30, 2000, all of the Directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which they served.

     The following table sets forth the compensation paid to the Directors for the fiscal year ended November 30, 2000. The Fund pays for no pension or retirement benefits for Directors.

                                      Aggregate Compensation
         Director                     From Fund
         --------                     ---------
         Francis S. Branin, Jr.        None
         Blair M. Brewster             $7,000
         Henson L. Jones, Jr.          $7,000
         Hollis S. McLoughlin          $6,500
         Gregory E. Ratte'             None

                              OFFICERS OF THE FUND

The following is a list of the executive officers of the Fund:

Name and Address                    Age   Position with the Fund   Officer Since
----------------                    ---   ----------------------   -------------

Gregory E. Ratte'                    38          Chairman               1996
Brundage, Story and Rose, L.L.C.
One Broadway
New York, NY 10004

Francis S. Branin, Jr.               52          President              1996
Brundage, Story and Rose, L.L.C.
One Broadway
New York, NY  10004

Tina D. Hosking                      31          Secretary              1996
Countrywide Fund Services, Inc.
312 Walnut Street, 21st Floor
Cincinnati, OH  45202

Eric P. Spiegel                      37          Treasurer              1996
Brundage, Story and Rose, L.L.C.
One Broadway
New York, NY 10004

     The principal occupations of Messrs. Ratte' and Branin are set forth above. The principal occupations of the remaining executive officers of the Fund during the past five years are set forth below:

     TINA D. HOSKING, 312 Walnut Street, Cincinnati, Ohio is Vice President and Associate General Counsel of Countrywide Fund Services, Inc. (a registered transfer agent and the Fund's administrator) and CW Fund Distributors, Inc. (a registered broker-dealer). She is also Secretary of Brundage, Story and Rose Investment Trust, Countrywide Investment Trust, Countrywide Strategic Trust and Countrywide Tax-Free Trust, all of which are registered investment companies.

     ERIC P. SPIEGEL, One Broadway, New York, New York, is Treasurer of the Adviser. He is also Treasurer of Brundage, Story and Rose Investment Trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Fund's Directors and officers, the Adviser, affiliated persons of the Adviser and persons who own more than 10% of the Fund's outstanding shares to file forms with the Securities and Exchange Commission (the "SEC") and The American Stock Exchange, reporting their affiliation with the Fund and reports of ownership and changes in ownership of shares of the Fund. These persons and entities are required by SEC regulations to furnish the Fund with copies of all such forms they file. Based on a review of these forms furnished to the Fund, management of the Fund believes that during the last fiscal year, the Fund's Directors and officers, the Adviser and affiliated persons of the Adviser complied with the applicable filing requirements. To the knowledge of management of the Fund, no Stockholder of the Fund owns more than 10% of the Fund's outstanding shares.

                                 PROPOSAL NO. 3

                      TO RATIFY OR REJECT THE SELECTION OF
                   ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                       FOR THE FUND'S CURRENT FISCAL YEAR

     Arthur Andersen LLP has been selected by the Board as independent auditors for the current fiscal year by vote of a majority of the Fund's Directors who are not interested persons of the Fund as defined in the 1940 Act. Such selection was recommended by the Audit Committee of the Board. The employment of Arthur Andersen LLP is conditioned on the right of the Fund to terminate the employment without penalty by a vote of a majority of its outstanding voting shares. Such selection by the Board is submitted to the Stockholders for their ratification or rejection.

     Representatives of Arthur Andersen LLP are not expected to be present at the Meeting, although they will have an opportunity to attend and to make a statement, if they so desire. If representatives of Arthur Andersen LLP are present, they will be available to respond to any appropriate questions from Stockholders.

VOTING INFORMATION

     Ratification of Arthur Andersen as Independent Auditors requires the affirmative vote of the holders of at least a simple majority of the shares of capital stock of the Fund voting at the meeting. IF YOU DO NOT VOTE ON THIS ISSUE, THE ACCOMPANYING PROXY CONFERS DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR RATIFICATION OF ARTHUR ANDERSEN AS INDEPENDENT AUDITORS.

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 3.

                              STOCKHOLDER PROPOSALS

     If the Plan of Liquidation and Dissolution is not approved by Stockholders, Stockholder proposals intended to be presented at the 2001 Annual Meeting of the Stockholders of the Fund must be received by the Fund at its principal executive office in New York by October 1, 2000, to be included in the proxy statement and the form of proxy relating to that meeting.

                                  OTHER MATTERS

     Management of the Fund knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known or determined properly to come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters. Any financial statements accompanying this Proxy Statement are for informational purposes only, do not constitute soliciting material and are not incorporated herein.

     All Proxies received will be voted in favor of all the proposals, unless otherwise directed therein.

                                        By order of the Board of Directors

                                        /s/ Tina D. Hosking

                                        Tina D. Hosking, Secretary

February 22, 2000

                                    EXHIBIT A
                        THE THERMO OPPORTUNITY FUND, INC.
                       PLAN OF LIQUIDATION AND DISSOLUTION

     The Thermo Opportunity Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, shall proceed to a complete liquidation and dissolution of the Fund according to the procedures set forth in this Plan of Liquidation and Dissolution (the "Plan") and in conformity with the provisions of the Fund's Articles of Incorporation, dated May 15, 1996 (the "Articles of Incorporation").

     WHEREAS, the Fund's Board of Directors has deemed it advisable for the Fund and its Stockholders to liquidate and dissolve the Fund; and

     WHEREAS, the Board of Directors on November 4, 1999, considered and adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to Stockholders of the Fund for approval at the Annual Meeting of Stockholders and has authorized the distribution of proxy materials in connection with the solicitation of proxies for such meeting;

     NOW, THEREFORE, upon Stockholder approval of the Plan, the Fund shall voluntarily liquidate and dissolve in accordance with the requirements of the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code") and in the manner hereinafter set forth:

     1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective at such time after the adoption and approval of the Plan at a meeting of Stockholders called for the purpose of voting upon the Plan by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund as deemed appropriate by the Fund's investment adviser, Brundage, Story and Rose, LLC (the "Adviser"). Such date is hereinafter called the "Effective Date."

     2. CESSATION OF BUSINESS. Upon the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

     3. RESTRICTION OF TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholder's respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the American Stock Exchange.

     4. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties, including creditors of the Fund, if any, that the Plan has been approved by the Board of Directors and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Investment Company Act or the MGCL.

     5. LIQUIDATION OF ASSETS. As soon as is reasonable and practicable after the Effective Date, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, the Fund and the Adviser, under the supervision of the Board of Directors, shall have the authority to commence the sale of all portfolio securities, invest all proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars and engage in such transactions as may be appropriate for the Fund's liquidation and dissolution.

     6. PAYMENTS OF DEBTS. As soon as practicable after the Effective Date of the Plan, the Fund shall pay, or discharge or set aside a reserve fund for, or otherwise provide for payment or discharge of, any liabilities and obligations, including without limitation, contingent liabilities.

     7. LIQUIDATING DISTRIBUTIONS. As soon as practicable after the Effective Date, the Fund shall declare a cash dividend (the "Liquidating Dividend") to be paid pro rata as soon as practicable to its Stockholders of record on the Effective Date, equal to substantially all the remaining assets of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (a) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Effective Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Effective Date, and (b) pay or provide for the payment of such contingent liabilities as the Board of Directors shall reasonably deem may exist against the assets of the Fund on the Fund's books. After acceptance of the Fund's Articles of Dissolution by the Maryland State Department of Assessments and Taxation, a second payment to the Fund's Stockholders will be made (the "Liquidating Distribution") in complete cancellation and redemption of all the outstanding shares of the Fund. This second payment will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the Liquidating Dividend and any other miscellaneous income to the Fund.

     Each Stockholder not holding stock certificates of the Fund will receive a Liquidating Dividend and a Liquidating Distribution equal to the Stockholder's proportionate interest in the net assets of the Fund. Each Stockholder holding stock certificates of the Fund will receive a confirmation showing such Stockholder's proportionate interest in the net assets of the Fund with an advice that such Stockholder will be paid proportionate to its interest in the net assets of the Fund a Liquidating Dividend and upon return of the stock certificates a Liquidating Distribution. All Stockholders will receive information concerning the sources of the Liquidating Dividend and the Liquidating Distribution.

     8. DISSOLUTION. As promptly as practicable, consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation.

     9. FILINGS. As soon as practicable after the Effective Date, the Fund shall prepare and file Articles of Dissolution with the State of Maryland, Form N-8F under the Investment Company Act and any other documents as are necessary to effect the dissolution and de-registration of the fund in accordance with the requirements of the Investment Company Act, the MGCL, the Code, the Fund's Articles of Incorporation and any other applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any federal or state tax returns.

     10. EXPENSES OF THE LIQUIDATION AND DISSOLUTION. The Fund shall bear all of the expenses incurred by it in carrying out the Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting(s) of Stockholders whether or not the liquidation contemplated by this Plan is effected.

     11. POWER OF BOARD OF DIRECTORS. The Board of Directors and, subject to the direction of the Board of Directors, the Fund's officers, shall have authority to do or authorize, without further Stockholder action, any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider appropriate or desirable to carry out the purposes of the Plan, including, without limitation, the interpretation of any provision of the Plan, the execution, delivery and filing of such other agreements, conveyances, assignments, transfers, certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or desirable to implement the Plan and effect the complete liquidation of the Fund or which may be required by the provision of the Investment Company Act, the MGCL, the Code, or any other applicable laws.

     The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

     12. AMENDMENT OR ABANDONMENT OF THE PLAN. The Board of Directors shall have the authority to modify or amend the Plan at any time without Stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its Stockholders. If any amendment or modification appears necessary and in the judgment of the Board of Directors will materially and adversely affect the interests of the Fund's Stockholders, such amendment or modification will be submitted to the Fund's Stockholders for approval. In addition, the Board of Directors may abandon the Plan, with Stockholder approval, at any time prior to the filing of the Articles of Dissolution if the Board of Directors determines that abandonment would be advisable and in the best interests of the Fund and its Stockholders.

     13. ARTICLES OF DISSOLUTION. As soon as practicable after the Effective Date and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

          (a) The Fund's Board of Directors shall be trustees of the Fund's assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and

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     until a court appoints a receiver.  The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

          (b) The Director-trustees shall (i) collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the Stockholders.

          (c) The Director-trustees may (i) carry out the contracts of the Fund;
     (ii) sell all or any part of the assets of the Fund at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Fund; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Fund necessary or proper to liquidate the Fund and wind up its affairs.

     14. APPRAISAL RIGHTS. Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

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